UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 1, 2009

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2009, the Company amended its employment agreements with Messrs. Hyland, Leggett, Hart and Torok to reflect that severance benefits will include a cash payment that is a multiple of base salary, rather than a multiple of base salary plus a multiple of target bonus. These amendments do not increase the Company’s severance obligations. In addition, Mr. Hart’s target bonus was increased to 70% of his base salary. The amendments are attached to this report as Exhibits 99.1, 99.2, 99.3 and 99.4.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Amendment to Executive Employment Agreement with Gregory E. Hyland dated as of December 1, 2009

99.2	Amendment to Executive Employment Agreement with Robert G. Leggett dated as of December 1, 2009

99.3	Amendment to Executive Employment Agreement with Evan L. Hart dated as of December 1, 2009

99.4	Amendment to Executive Employment Agreement with Raymond P. Torok dated as of December 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2009	MUELLER WATER PRODUCTS, INC.

	By:	/s/ ROBERT BARKER
Robert Barker
Executive Vice President and General Counsel

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